Exhibit 99.1

FOR IMMEDIATE RELEASE
Kindred Bio Announces Pricing of Public Offering
SAN FRANCISCO, California. (April 3, 2014) - Kindred Biosciences, Inc. (NASDAQ: KIN), a biopharmaceutical company focused on saving and improving the lives of pets, today announced the pricing of its public offering of 3,000,0000 shares of its common stock at a public offering price of $18.00 per share, for a total offering amount of $54,000,000 before deducting underwriting discounts and commissions and estimated offering expenses payable by Kindred Bio, upsized from the previously announced public offering of $50,000,000. Kindred Bio has granted to the underwriters a 30-day option to purchase up to an additional 450,000 shares of its common stock at the public offering price. All of the shares are being offered by Kindred Bio.
Kindred Bio intends to use the net proceeds of the offering for potential acquisitions of additional product candidates or other complementary assets or businesses, to accelerate and expand the research and development of its current product candidates, and for general corporate and working capital purposes.
Leerink Partners LLC is acting as lead book-running manager, with BMO Capital Markets Corp. and Guggenheim Securities, LLC acting as active joint book-running managers for the offering.
The shares may be offered only by means of a prospectus. A preliminary prospectus related to the offering was filed with the SEC on March 31, 2014 and a final prospectus related to the offering will be filed with the SEC today. Copies of the final prospectus, when available, may be obtained from Leerink Partners LLC at Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA, 02110, or by phone at 1-800-808-7525, ext. 4814, or by email at Syndicate@leerink.com, BMO Capital Markets at Attention: Equity Syndicate Department, 3 Times Square, 27th Floor, New York, NY 10036, or by telephone at (800) 414-3627, or by email to bmoprospectus@bmo.com, or from Guggenheim Securities, LLC at Attention: Equity Syndicate Department, 330 Madison, 8th Floor, New York, NY 10017, or by telephone at (212) 518-9349, or by email to GSEquityProspectusDelivery@guggenheimpartners.com.
This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
About Kindred Biosciences
Kindred Biosciences is a development stage biopharmaceutical company focused on saving and improving the lives of pets. Its mission is to bring to pets the same kinds of safe and effective medicines that human family members enjoy. The Company’s strategy is to identify compounds and targets that have already demonstrated safety and efficacy in humans and to develop therapeutics based on these validated compounds and targets for dogs, cats and horses. The Company’s lead product candidates are CereKin™ (diacerein) for the treatment of osteoarthritis pain and inflammation in dogs, AtoKin™ (fexofenadine) for the treatment of atopic dermatitis in dogs, and SentiKin™ (flupirtine) for the treatment of post-operative pain in dogs.
Forward-Looking Statements
Forward-looking statements in this news release involve inherent risks and uncertainties, and a number of important factors could cause actual results to differ materially from those contained in such forward-looking statements. These factors include, but are not limited to, market risks, the risk that the conditions to the closing of the Company’s offering will not be satisfied and other risks described in the prospectus relating to the Company’s offering and in the Company's Annual Report on Form 10-K filed on March 14,

Exhibit 99.1

2014 with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this news release.
Contact
Denise Bevers
Kindred Bio
denise.bevers@kindredbio.com
(650) 701-7909
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